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                                                                    EXHIBIT 23.2

                       CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Aviva Petroleum Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                          /s/  KPMG Peat Marwick LLP


Dallas, Texas
June 26, 1998